As filed with the Securities and Exchange Commission on February 17, 2026

Registration No. 333-152044

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT NO. 333-152044

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EQT CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania	25-0464690
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania (Address of principal executive offices)	15222 (Zip Code)

EQUITABLE RESOURCES, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

William E. Jordan

Chief Legal and Policy Officer

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(Name and address of agent for service)

(412) 553-5700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

EQT Corporation (the “Company”) is filing this post-effective amendment (the “Post-Effective Amendment”) relating to the Registration Statement on Form S-8 (Registration Statement No. 333-152044) filed by the Company with the Securities and Exchange Commission on July 1, 2008 (the “Registration Statement”) to withdraw and deregister all shares of common stock, no par value, that had been registered and remain unsold under the Registration Statement (the “Registered Shares”). The Company, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statement and removes from registration any and all Registered Shares registered but unsold or otherwise unissued under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on February 17, 2026.

EQT CORPORATION

By:	/s/ Jeremy T. Knop
	Name:	Jeremy T. Knop
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Toby Z. Rice, Jeremy T. Knop, and William E. Jordan, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Post-Effective Amendment (including all post-effective amendments and supplements to such Post-Effective Amendment filed under the Securities Act of 1933, as amended), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Toby Z. Rice	President, Chief Executive Officer and Director (Principal Executive Officer)	February 17, 2026
Toby Z. Rice

/s/ Jeremy T. Knop	Chief Financial Officer (Principal Financial Officer)	February 17, 2026
Jeremy T. Knop

/s/ Todd M. James	Chief Accounting Officer (Principal Accounting Officer)	February 17, 2026
Todd M. James

/s/ Vicky A. Bailey	Director	February 17, 2026
Vicky A. Bailey

/s/ Lee M. Canaan	Director	February 17, 2026
Lee M. Canaan

/s/ Frank C. Hu	Director	February 17, 2026
Frank C. Hu

/s/ Kathryn J. Jackson	Director	February 17, 2026
Kathryn J. Jackson

Signature	Title	Date

/s/ Thomas F. Karam	Director	February 17, 2026
Thomas F. Karam

/s/ John F. McCartney	Director	February 17, 2026
John F. McCartney

/s/ Daniel J. Rice IV	Director	February 17, 2026
Daniel J. Rice IV

/s/ Robert F. Vagt	Director	February 17, 2026
Robert F. Vagt

/s/ Hallie A. Vanderhider	Director	February 17, 2026
Hallie A. Vanderhider